SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2005

Date of Report

(Date of earliest event

reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 29, 2005, Merix Corporation issued a press release announcing the Company’s operating expenses in the first quarter of fiscal 2006 would include a charge resulting from a reduction in headcount and other cost reduction activities. The date of commitment to this course of action was June 29, 2005. The reduction in headcount involved approximately 130 direct, indirect and management positions in the Company’s manufacturing and support organizations, predominantly in Oregon, and the first quarter charge of approximately $1.1 million included severance costs and a charge for impairment of assets. The press release is furnished as Exhibit 99.1 to this current report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2005	/s/ Stephen M. Going
Stephen M. Going, Vice President, General Counsel and Secretary